UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2008

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2008, the Board of Directors (the "Board") of CKE Restaurants, Inc. (the "Company") approved amendments to Article II, Section 2.9 of the Company's Bylaws, which amendments were made effective as of September 4, 2008. Section 2.9 of the Bylaws provides that, at any meeting of stockholders of the Company, only such business shall be conducted at the meeting as has been brought before the meeting by or at the direction of the Board, or by any stockholder who complies with the notice procedures set forth in Section 2.9. In general, in order for a stockholder to nominate a person for election as a director or conduct any other business at a stockholder meeting, the stockholder must provide proper notice to the Company not less than 90 days in advance of the meeting.

The amendments to the Bylaws clarify that a stockholder providing notice pursuant to Section 2.9 must be a stockholder of record both at the time the notice is given and at the time of the stockholder meeting at which the business referenced in the notice will be considered. In addition, the amendments expand the disclosures required to be provided by a stockholder pursuant to such notice. In particular, regardless of whether a stockholder intends to nominate a person for election as a director or conduct any other business at the meeting, the stockholder must disclose "whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate."

In addition to the foregoing disclosure obligation, if a stockholder is nominating a person for election as a director, then the stockholder must also provide a description of all arrangements or understandings between the stockholder or any Stockholder Affiliate on the one hand, and any nominee for election as a director on the other hand. If a stockholder is intending to conduct any business at the meeting other than the nomination of a director, the stockholder must disclose any material interest of the stockholder or any Stockholder Affiliate in such business. For purposes of the amendment, "Stockholder Affiliate" means (i) any person controlling, directly or indirectly, or acting in concert with, any stockholder providing notice pursuant to Section 2.9, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Affiliate.

The foregoing description is qualified in its entirety by reference to the Certificate of Amendment of Bylaws, which is attached hereto as Exhibit 3.7 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 9, 2008, the Company announced that its Board has declared a third quarter dividend of $0.06 per share of its common stock to be paid on November 24, 2008 to its stockholders of record at the close of business on November 3, 2008. The press release announcing the dividend declaration is attached as Exhibit 99.1 hereto. The information set forth under this Item 7.01, including Exhibit 99.1 referenced herein, shall be deemed to be "furnished" in accordance with SEC release numbers 33-8216 and 34-47583.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.7 Certificate of Amendment of Bylaws of CKE Restaurants, Inc., as adopted September 4, 2008

99.1 Press release, dated September 9, 2008, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

September 9, 2008	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.7	Certificate of Amendment of Bylaws of CKE Restaurants, Inc., as adopted September 4, 2008
99.1	Press release, dated September 9, 2008, issued by CKE Restaurants, Inc.